Exhibit 99.1

Itron Announces First Quarter 2015 Financial Results

LIBERTY LAKE, Wash.--(BUSINESS WIRE)--May 4, 2015--Itron, Inc. (NASDAQ:ITRI) announced today financial results for its first quarter ended March 31, 2015. Highlights include:

  Quarterly revenues of $448 million, inclusive of an unfavorable foreign currency impact of $44 million;
  Quarterly GAAP net earnings per share of 13 cents;
  Quarterly non-GAAP diluted earnings per share of 20 cents;
  Quarterly adjusted EBITDA of $29 million;
  Twelve-month backlog of $779 million and total backlog of $1.4 billion; and
  Quarterly bookings of $424 million.

“I was encouraged by our results for the quarter, particularly the revenue growth and improved operational performance in the Electricity segment, along with the sequential improvement in the Gas segment’s gross margin,” said Philip Mezey, Itron’s president and chief executive officer. “The improvement in Electricity offset lower margins in the Water and Gas segments compared with last year. Progress on operating efficiency initiatives and growth in our 12-month backlog reinforces our confidence in our outlook for the remainder of the year.”

Financial Results

Revenues were $448 million for the quarter compared with $475 million in the same period in 2014. Changes in foreign currency exchange rates unfavorably impacted revenues by approximately $44 million for the quarter. Excluding the impact from foreign currency, revenues increased $17 million, or 4 percent, compared with the prior year quarter. This increase was driven by growth in the Electricity segment, which offset a decrease in the Gas segment. The Water segment was consistent with the prior year period.

Gross margin for the quarter was 30.8 percent compared with the prior year period margin of 32.5 percent. The decrease in gross margin was primarily due to unfavorable product mix and increased warranty expense in both the Gas and Water segments, which was partially offset by improved performance in the Electricity segment.

GAAP operating expenses were $125 million in the quarter compared with $150 million in the same period last year. The decrease was primarily driven by lower restructuring expense and a favorable impact of $15 million from changes in foreign currency exchange rates.

GAAP operating income for the quarter was $14 million compared with $5 million in the same period of 2014. The increase was driven primarily by decreased operating expenses. GAAP net income for the quarter was $5 million, or 13 cents per diluted share, compared with a net loss of $254,000, or 1 cent per share in the 2014 period. The increase in GAAP net income was driven by higher operating income and a decrease in other expenses related to foreign currency exchange gains and losses, partially offset by a higher tax rate driven primarily by a valuation allowance for certain deferred tax assets.

Non-GAAP operating expenses, which exclude amortization of intangibles, restructuring charges, acquisition related expenses and goodwill impairment, were $120 million for the quarter compared with $132 million in the prior year quarter. The decrease was primarily driven by changes in foreign currency exchange rates.

Non-GAAP operating income was $18 million for the quarter compared with $23 million in the same period in 2014. The decrease in non-GAAP operating income was primarily driven by lower gross profit. Non-GAAP net income and diluted earnings for the quarter were $8 million, or 20 cents per share, compared with $12 million, or 31 cents per share in the prior year quarter. The decrease in non-GAAP net income was driven by lower gross profit and a higher tax rate driven primarily by a valuation allowance on certain deferred tax assets. This decrease was partially offset by lower other expenses related to foreign currency exchange gains and losses. Currency translation unfavorably impacted non-GAAP earnings by 3 cents per diluted share compared with prior year.

Free cash flow for the quarter was negative $13 million compared with a positive $58 million in the first quarter of 2014. Free cash flow in the quarter was impacted by a number of significant cash payments scheduled during the quarter, including tax payments, settlement of a legal matter, variable compensation disbursements and restructuring payments.

In January, the company repurchased 335,251 shares of common stock at an average price of $39.62, which fully utilized the $50 million authorized under the 2014 share repurchase plan. On a cumulative basis, the company repurchased approximately 1.2 million shares under this plan. In February 2015, the Board authorized a new plan to repurchase up to $50 million of Itron common stock during a 12-month period. During the quarter, the company repurchased 84,000 shares of common stock at an average price of $36.41 per share under the 2015 plan.

Earnings Conference Call:

Itron will host a conference call to discuss the financial results contained in this release at 5 p.m. Eastern Daylight Time (EDT) on May 4, 2015. The call will be webcast in a listen-only mode. Webcast information and conference call materials will be made available 10 minutes before the start of the call and are accessible on Itron’s website at http://investors.itron.com/events.cfm. A replay of the audio webcast will be available within 90 minutes of the conclusion of the live call and available for one year at http://investors.itron.com/events.cfm. A telephone replay of the conference call will be available through May 9, 2015. To access the telephone replay, dial 888-203-1112 (Domestic) or 719-457-0820 (International) and enter passcode 7661917.

About Itron

Itron is a world-leading technology and services company dedicated to the resourceful use of energy and water. We provide comprehensive solutions that measure, manage and analyze energy and water. Our broad product portfolio includes electricity, gas, water and thermal energy measurement devices and control technology; communications systems; software; as well as managed and consulting services. With thousands of employees supporting nearly 8,000 customers in more than 100 countries, Itron applies knowledge and technology to better manage energy and water resources. Together, we can create a more resourceful world. Join us: www.itron.com.

Forward-Looking Statements:

This release contains forward-looking statements concerning our expectations about operations, financial performance, sales, earnings and cash flows. These statements reflect our current plans and expectations and are based on information currently available. The statements rely on a number of assumptions and estimates, which could be inaccurate, and which are subject to risks and uncertainties that could cause our actual results to vary materially from those anticipated. Risks and uncertainties include the rate and timing of customer demand for our products, rescheduling of current customer orders, changes in estimated liabilities for product warranties, changes in laws and regulations, our dependence on new product development and intellectual property, future acquisitions, changes in estimates for stock-based and bonus compensation, increasing volatility in foreign exchange rates, international business risks and other factors that are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2014 and other reports on file with the Securities and Exchange Commission. Itron undertakes no obligation to update publicly or revise any forward-looking statements, including our business outlook.

Non-GAAP Financial Information:

To supplement our consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP financial measures, including non-GAAP operating expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, adjusted EBITDA and free cash flow. We provide these non-GAAP financial measures because we believe they provide greater transparency and represent supplemental information used by management in its financial and operational decision making. Specifically, these non-GAAP financial measures are provided to enhance investors’ overall understanding of our current financial performance and our future anticipated performance by excluding infrequent or non-cash costs, particularly those associated with acquisitions. We exclude certain costs in our non-GAAP financial measures as we believe the net result is a measure of our core business. Non-GAAP performance measures should be considered in addition to, and not as a substitute for, results prepared in accordance with GAAP. Our non-GAAP financial measures may be different from those reported by other companies. A more detailed discussion of why we use non-GAAP financial measures, the limitations of using such measures, and reconciliations between non-GAAP and the nearest GAAP financial measures are included in this press release.

Statements of operations, segment information, balance sheets, cash flow statements and reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures follow.

ITRON, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)
	Three Months Ended March 31,
	2015	2014
Revenues	$448,247	$474,795
Cost of revenues	310,048	320,260
Gross profit	138,199	154,535

Operating expenses
Sales and marketing	41,027	47,609
Product development	41,522	44,409
General and administrative	39,585	40,407
Amortization of business acquisition-related intangible assets	7,973	11,070
Restructuring expense	(5,447)	5,524
Goodwill impairment	-	977
Total operating expenses	124,660	149,996

Operating income	13,539	4,539
Other income (expense)
Interest income	47	97
Interest expense	(2,682)	(2,909)
Other income (expense), net	24	(2,498)
Total other income (expense)	(2,611)	(5,310)

Income (loss) before income taxes	10,928	(771)
Income tax benefit (provision)	(5,563)	653
Net income (loss)	5,365	(118)
Net income attributable to non-controlling interests	455	136
Net income (loss) attributable to Itron, Inc.	$4,910	$(254)

Earnings (loss) per common share - Basic	$0.13	$(0.01)
Earnings (loss) per common share - Diluted	$0.13	$(0.01)

Weighted average common shares outstanding - Basic	38,442	39,235
Weighted average common shares outstanding - Diluted	38,758	39,235

ITRON, INC.
SEGMENT INFORMATION

(Unaudited, in thousands)
	Three Months Ended March 31,
	2015	2014
Revenues
Electricity	$193,852	$180,218
Gas	125,089	146,109
Water	129,306	148,468
Total Company	$448,247	$474,795

Gross profit
Electricity	$55,120	$42,740
Gas	43,516	58,406
Water	39,563	53,389
Total Company	$138,199	$154,535

Operating income (loss)
Electricity	$2,396	$(22,969)
Gas	13,592	25,724
Water	8,097	20,643
Corporate unallocated	(10,546)	(18,859)
Total Company	$13,539	$4,539

METER AND MODULE SUMMARY

(Units in thousands)
	Three Months Ended March 31,
	2015	2014
Meters
Standard	4,740	4,850
Advanced and Smart	1,540	1,520
Total meters	6,280	6,370

Stand-alone communication modules
Advanced and Smart	1,310	1,350

ITRON, INC.
CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)
	March 31, 2015	December 31, 2014
ASSETS
Current assets
Cash and cash equivalents	$118,084	$112,371
Accounts receivable, net	324,706	348,389
Inventories	168,161	154,504
Deferred tax assets current, net	37,700	39,115
Other current assets	109,768	104,307
Total current assets	758,419	758,686

Property, plant, and equipment, net	192,781	207,789
Deferred tax assets noncurrent, net	76,479	74,598
Other long-term assets	26,390	28,503
Intangible assets, net	122,431	139,909
Goodwill	462,718	500,820
Total assets	$1,639,218	$1,710,305

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$196,117	$184,132
Other current liabilities	78,683	100,945
Wages and benefits payable	79,443	95,248
Taxes payable	18,740	21,951
Current portion of debt	30,000	30,000
Current portion of warranty	22,256	21,063
Unearned revenue	53,472	43,436
Total current liabilities	478,711	496,775

Long-term debt	331,310	293,969
Long-term warranty	14,809	15,403
Pension plan benefit liability	91,652	101,432
Deferred tax liabilities noncurrent, net	3,289	3,808
Other long-term obligations	72,550	84,437
Total liabilities	992,321	995,824

Commitments and contingencies

Equity
Preferred stock	-	-
Common stock	1,257,796	1,270,045
Accumulated other comprehensive loss, net	(197,214)	(136,514)
Accumulated deficit	(431,681)	(436,591)
Total Itron, Inc. shareholders' equity	628,901	696,940
Non-controlling interests	17,996	17,541
Total equity	646,897	714,481
Total liabilities and equity	$1,639,218	$1,710,305

ITRON, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)
	Three Months Ended March 31,
	2015	2014
Operating activities
Net income (loss)	$5,365	$(118)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	19,339	25,592
Stock-based compensation	4,108	4,584
Amortization of prepaid debt fees	390	404
Deferred taxes, net	(4,790)	(3,915)
Goodwill impairment	-	977
Restructuring expense, non-cash	267	-
Other adjustments, net	337	32
Changes in operating assets and liabilities:
Accounts receivable	2,028	15,392
Inventories	(23,480)	(15,827)
Other current assets	(9,395)	(1,547)
Other long-term assets	(54)	892
Accounts payable, other current liabilities, and taxes payable	3,774	25,303
Wages and benefits payable	(10,343)	272
Unearned revenue	11,032	16,441
Warranty	2,457	675
Other operating, net	(4,990)	(2,396)
Net cash provided by (used in) operating activities	(3,955)	66,761

Investing activities
Acquisitions of property, plant, and equipment	(9,472)	(8,564)
Other investing, net	(118)	167
Net cash used in investing activities	(9,590)	(8,397)

Financing activities
Proceeds from borrowings	63,000	-
Payments on debt	(22,373)	(30,625)
Issuance of common stock	451	310
Repurchase of common stock	(16,341)	(2,948)
Other financing, net	1,186	(2,244)
Net cash provided by (used in) financing activities	25,923	(35,507)

Effect of foreign exchange rate changes on cash and cash equivalents	(6,665)	(1,335)
Increase in cash and cash equivalents	5,713	21,522
Cash and cash equivalents at beginning of period	112,371	124,805
Cash and cash equivalents at end of period	$118,084	$146,327

Itron, Inc.

About Non-GAAP Financial Measures

The accompanying press release contains non-GAAP financial measures. To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, including non-GAAP operating expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, adjusted EBITDA and free cash flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures please see the table captioned “Reconciliations of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures.”

We use these non-GAAP financial measures for financial and operational decision making and as a means for determining executive compensation. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and ability to service debt by excluding certain expenses that may not be indicative of our recurring core operating results. These non-GAAP financial measures facilitate management’s internal comparisons to our historical performance as well as comparisons to our competitors’ operating results. Our executive compensation plans exclude non-cash charges related to amortization of intangibles acquired through a business acquisition and non-recurring discrete cash and non-cash charges that are infrequent in nature such as purchase accounting adjustments, restructuring charges or goodwill impairment charges. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. We believe these non-GAAP financial measures are useful to investors because they provide greater transparency with respect to key metrics used by management in its financial and operational decision making and because they are used by our institutional investors and the analyst community to analyze the health of our business.

Non-GAAP operating expense and non-GAAP operating income – We define non-GAAP operating expense as operating expense excluding certain expenses related to the amortization of intangible assets acquired through a business acquisition, restructuring, acquisitions and goodwill impairment. We define non-GAAP operating income as operating income excluding the expenses related to the amortization of intangible assets acquired through a business acquisition, restructuring, acquisitions and goodwill impairment. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of expenses that are related to previous acquisitions and restructurings. By excluding these expenses, we believe that it is easier for management and investors to compare our financial results over multiple periods and analyze trends in our operations. For example, in certain periods expenses related to amortization of intangible assets may decrease, which would improve GAAP operating margins, yet the improvement in GAAP operating margins due to this lower expense is not necessarily reflective of an improvement in our core business. There are some limitations related to the use of non-GAAP operating expense and non-GAAP operating income versus operating expense and operating income calculated in accordance with GAAP. Non-GAAP operating expense and non-GAAP operating income exclude some costs that are recurring. Additionally, the expenses that we exclude in our calculation of non-GAAP operating expense and non-GAAP operating income may differ from the expenses that our peer companies exclude when they report the results of their operations. We compensate for these limitations by providing specific information about the GAAP amounts we have excluded from our non-GAAP operating expense and non-GAAP operating income and evaluating non-GAAP operating expense and non-GAAP operating income together with GAAP operating expense and GAAP operating income.

Non-GAAP net income and non-GAAP diluted EPS – We define non-GAAP net income as net income excluding the expenses associated with amortization of intangible assets acquired through a business acquisition, restructuring, acquisitions, goodwill impairment and amortization of debt placement fees. We define non-GAAP diluted EPS as non-GAAP net income divided by the weighted average shares, on a diluted basis, outstanding during each period. We consider these financial measures to be useful metrics for management and investors for the same reasons that we use non-GAAP operating income. The same limitations described above regarding our use of non-GAAP operating income apply to our use of non-GAAP net income and non-GAAP diluted EPS. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP measures and evaluating non-GAAP net income and non-GAAP diluted EPS together with GAAP net income and GAAP diluted EPS.

Adjusted EBITDA – We define adjusted EBITDA as net income (a) minus interest income, (b) plus interest expense, depreciation and amortization of business acquisition related intangible asset expenses, restructuring expense, acquisition related expense, goodwill impairment and (c) exclude the tax expense or benefit. We believe that providing this financial measure is important for management and investors to understand our ability to service our debt as it is a measure of the cash generated by our core business. Management uses adjusted EBITDA as a performance measure for executive compensation. A limitation to using adjusted EBITDA is that it does not represent the total increase or decrease in the cash balance for the period and the measure includes some non-cash items and excludes other non-cash items. Additionally, the items that we exclude in our calculation of adjusted EBITDA may differ from the items that our peer companies exclude when they report their results. We compensate for these limitations by providing a reconciliation of this measure to GAAP net income.

Free cash flow – We define free cash flow as net cash provided by operating activities less cash used for acquisitions of property, plant and equipment. We believe free cash flow provides investors with a relevant measure of liquidity and a useful basis for assessing our ability to fund our operations and repay our debt. The same limitations described above regarding our use of adjusted EBITDA apply to our use of free cash flow. We compensate for these limitations by providing specific information regarding the GAAP amounts and reconciling to free cash flow.

The accompanying table has more detail on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures and the related reconciliations between these financial measures.

ITRON, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
TO THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES

(Unaudited, in thousands, except per share data)

TOTAL COMPANY RECONCILIATIONS	Three Months Ended March 31,
	2015	2014
NON-GAAP NET INCOME & DILUTED EPS
GAAP net income (loss)	$4,910	$(254)
Amortization of intangible assets	7,973	11,070
Amortization of debt placement fees	365	379
Restructuring expense	(5,447)	5,524
Acquisition related expenses	2,324	489
Goodwill impairment	-	977
Income tax effect of non-GAAP adjustments	(2,314)	(5,942)
Non-GAAP net income	$7,811	$12,243

Non-GAAP diluted EPS	$0.20	$0.31

Weighted average common shares outstanding - Diluted	38,758	39,512

ADJUSTED EBITDA
GAAP net income (loss)	$4,910	$(254)
Interest income	(47)	(97)
Interest expense	2,682	2,909
Income tax provision (benefit)	5,563	(653)
Depreciation and amortization	19,339	25,592
Restructuring expense	(5,447)	5,524
Acquisition related expenses	2,324	489
Goodwill impairment	-	977
Adjusted EBITDA	$29,324	$34,487

FREE CASH FLOW
Net cash provided by (used in) operating activities	$(3,955)	$66,761
Acquisitions of property, plant, and equipment	(9,472)	(8,564)
Free Cash Flow	$(13,427)	$58,197

NON-GAAP OPERATING INCOME
GAAP operating income	$13,539	$4,539
Amortization of intangible assets	7,973	11,070
Restructuring expense	(5,447)	5,524
Acquisition related expenses	2,324	489
Goodwill impairment	-	977
Non-GAAP operating income	$18,389	$22,599

NON-GAAP OPERATING EXPENSE
GAAP operating expense	$124,660	$149,996
Amortization of intangible assets	(7,973)	(11,070)
Restructuring expense	5,447	(5,524)
Acquisition related expenses	(2,324)	(489)
Goodwill impairment	-	(977)
Non-GAAP operating expense	$119,810	$131,936

SEGMENT RECONCILIATIONS	Three Months Ended March 31,
	2015	2014
NON-GAAP OPERATING INCOME - ELECTRICITY
Electricity - GAAP operating income (loss)	$2,396	$(22,969)
Amortization of intangible assets	4,455	6,155
Restructuring expense	(3,127)	(530)
Acquisition related expenses	2,324	442
Goodwill impairment	-	977
Electricity - Non-GAAP operating income (loss)	$6,048	$(15,925)

NON-GAAP OPERATING INCOME - GAS
Gas - GAAP operating income	$13,592	$25,724
Amortization of intangible assets	1,970	2,689
Restructuring expense	502	(303)
Gas - Non-GAAP operating income	$16,064	$28,110

NON-GAAP OPERATING INCOME - WATER
Water - GAAP operating income	$8,097	$20,643
Amortization of intangible assets	1,548	2,226
Restructuring expense	117	557
Water - Non-GAAP operating income	$9,762	$23,426

NON-GAAP OPERATING INCOME - CORPORATE UNALLOCATED
Corporate unallocated - GAAP operating loss	$(10,546)	$(18,859)
Restructuring expense	(2,939)	5,800
Acquisition related expenses	-	47
Corporate unallocated - Non-GAAP operating loss	$(13,485)	$(13,012)

CONTACT:
Itron, Inc.
Barbara Doyle, 509-891-3443
Vice President, Investor Relations
or
Marni Pilcher, 509-891-3847
Director, Investor Relations